Exhibit 99.1

AGILYSYS FISCAL 2022 FOURTH QUARTER REVENUE RISES 28.1% TO RECORD $46.6M

Quarter Recurring Revenue of $26.6M Inclusive of Subscription Revenue Growth of 32.8%

Quarter Positive Adjusted EBITDA of $7.5M, Free Cash Flow of $6.5M & Fiscal 2022 Full Year GAAP Net Income of $4.6M

Expects Fiscal 2022 Record Revenue of $162.6M to Grow to $190M to $195M in Fiscal 2023

Alpharetta, GA – May 17, 2022 - Agilysys, Inc. (NASDAQ: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2022 fourth quarter and period ended March 31, 2022.

Summary of Fiscal 2022 Fourth Quarter Financial Results

•
Total net revenue was $46.6 million, compared to total net revenue of $36.3 million and $39.7 million in the fourth quarters of fiscal 2021 and 2020, respectively.
•
Recurring revenue (which is comprised of support, maintenance and subscription services) was $26.6 million, or 57.1% of total net revenue compared to $22.9 million, or 63.1% of total net revenue and $22.3 million or 56.2% of total net revenue for the fourth quarters of fiscal 2021 and 2020, respectively. Subscription revenues increased 32.8% over fiscal 2021 fourth quarter compared to an increase of 11.6% fiscal 2021 over fiscal 2020 fourth quarter. Subscription revenue comprised 48.1% of total recurring revenues compared to 42.0% and 38.7% for the fourth quarters of fiscal 2021 and 2020, respectively.
•
Gross margin was 59.5% compared to 64.6% and 49.6% in the fourth quarters of fiscal 2021 and 2020, respectively.
•
Net income attributable to common shareholders in the fiscal 2022 fourth quarter was $1.5 million, or $0.06 per diluted share compared to a net loss of $(24.7) million, or $(1.05) per diluted share and net loss of $(27.0) million or $(1.16) per diluted share for the fourth quarters of fiscal 2021 and 2020, respectively.
•
Adjusted EBITDA (non-GAAP) was $7.5 million, compared to $7.1 million and $3.6 million in the fourth quarters of fiscal 2021 and 2020 respectively (please see reconciliation below).
•
Adjusted diluted EPS (non-GAAP) was $0.24 per share compared to $0.21 and $0.05 per share in the fourth quarters of fiscal 2021 and 2020 respectively (please see reconciliation below).
•
Free cash flow (non-GAAP) in the fiscal 2022 fourth quarter was $6.5 million compared to $13.0 million and $4.9 million in the fiscal fourth quarters of 2021 and 2020 respectively (please see reconciliation below). Ending cash balance was $97.0 million, compared to ending cash balance of $99.2 million as of fiscal 2021 year-end. (Please note the ResortSuite acquisition closed during Q4 fiscal 2022 for approximately $25 million in an all cash transaction).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “Despite lingering pandemic related and other business environment challenges in the hospitality industry across Asia, Europe, and managed food services, we are pleased to report our best ever revenue quarter, beating the previous best mark by 11%. Our increasing competitive advantage driven by broad-based effective product innovation over the past few years and strong business health of the gaming casino and multi-amenity resort market verticals are contributing to improving financial performance. The increased availability and market acceptance of our end-to-end cloud native software solutions also helped drive a 33% year over year increase in subscription revenue.

One-time product and services revenue improved during Q4. We believe the supply chain management efforts we have put in place and improved implementations will continue to support these revenue levels moving forward. The combined product, recurring revenue and services backlog levels remain close to record levels - at about 98% of where we ended the previous quarter. We operate in an immensely big total addressable market relative to our current size and we have done the hard successful work during the past years of making our products cloud native and world class giving us the fuel to increase our market share across all market verticals. Our high level of caring customer service continues to be a differentiator in the market place, we remain one of the few technology vendors who can provide end-to-end integrated solutions to empower hospitality teams to deliver exceptional guest experiences and we are making good progress with increasing our sales and marketing strengths.

We expect fiscal 2023 annual revenue to be in the range of $190 to $195 million, driven among other factors by year over year subscription revenue growth of around 30% and Adjusted EBITDA to remain greater than 15% of revenue. We are pleased with our Q4 fiscal 2022 results across the board. This is only the beginning.”

Fiscal 2023 Outlook

We are expecting full year fiscal 2023 revenue to be $190 to $195 million, a 17-20% growth over fiscal 2022 results and include approximately 30% subscription revenue growth year over year. Adjusted EBITDA is expected to remain greater than 15% of revenue.

Dave Wood, Chief Financial Officer, commented, “We are pleased to be back at quarter and annual record revenue levels. Our world class SaaS solutions continued to drive subscription revenue forward at an increased pace. An overwhelming majority of new customers and properties are choosing cloud implementations. We are maintaining high levels of operational discipline to support profitable revenue growth and are well positioned to execute successfully on our long term strategic plan as the hospitality recovery phase continues to unfold. ”

2022 Fourth Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, May 17, 2022, at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 9326259. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2023 fiscal year and statements we make regarding the ability of our supply chain management efforts and improved implementations to support increasing revenue levels moving forward and our ability to increase market share across all market verticals.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; the impact other macroeconomic factors may have on the overall business environment and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys has been driving hospitality software innovations for more than 40 years, delivering cloud-native SaaS and on-prem ready guest-centric technology solutions for gaming, hotels, resorts and cruise lines, corporate foodservice management, restaurants, universities, stadiums and healthcare. Agilysys offers the most comprehensive software solutions in the hospitality industry, including point-of-sale (POS), property management (PMS), inventory and procurement, payments, and related applications, to manage the entire guest journey. Agilysys is also known for its world class customer-centric service and recent investments in research and development, having modernized virtually all its longstanding trusted software solutions. Some of the largest hospitality companies around the world use Agilysys solutions to help improve guest loyalty, drive revenue growth and increase operational efficiencies. Agilysys operates across North America, Europe, the Middle East, Asia-Pacific and India with headquarters located in Alpharetta, GA. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,		Year Ended March 31,

(In thousands, except per share data)	2022	2021	2022	2021
Net revenue:
Products	$11,712	$7,318	$35,956	$26,714
Support, maintenance and subscription services	26,588	22,918	98,958	88,565
Professional services	8,259	6,100	27,722	21,897
Total net revenue	46,559	36,336	162,636	137,176
Cost of goods sold:
Products	6,830	3,881	19,251	13,506
Support, maintenance and subscription services	5,957	4,470	21,141	17,985
Professional services	6,078	4,505	20,712	16,309
Total cost of goods sold	18,865	12,856	61,104	47,800
Gross profit	27,694	23,480	101,532	89,376
Gross profit margin	59.5%	64.6%	62.4%	65.2%
Operating expenses:
Product development	12,258	26,445	46,332	55,345
Sales and marketing	4,312	5,918	14,730	14,196
General and administrative	7,404	14,831	27,734	33,273
Depreciation of fixed assets	602	672	2,210	2,832
Amortization of internal-use software	577	470	1,654	1,959
Severance and other charges	398	(233)	1,584	2,529
Legal settlements	598	150	969	200
Total operating expense	26,149	48,253	95,213	110,334
Operating income (loss)	1,545	(24,773)	6,319	(20,958)
Other (income) expense:
Interest income	(14)	(31)	(59)	(107)
Interest expense	6	7	12	20
Other expense, net	(197)	50	(145)	338
Income (loss) before taxes	1,750	(24,799)	6,511	(21,209)
Income tax expense (benefit)	(232)	(518)	33	(208)
Net income (loss)	$1,982	$(24,281)	$6,478	$(21,001)
Series A convertible preferred stock issuance costs	—	—	—	(1,031)
Series A convertible preferred stock dividends	(459)	(459)	(1,836)	(1,576)
Net income (loss) attributable to common shareholders	$1,523	$(24,740)	$4,642	$(23,608)

Weighted average shares outstanding - basic	24,484	23,574	24,357	23,458

Net income (loss) per share - basic:	$0.06	$(1.05)	$0.19	$(1.01)

Weighted average shares outstanding - diluted	25,317	23,574	25,483	23,458

Net income (loss) per share - diluted:	$0.06	$(1.05)	$0.18	$(1.01)

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of March 31,
(In thousands, except share data)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$96,971	$99,180
Accounts receivable, net of allowance for expected credit losses of $318 and $1,220, respectively	25,175	25,732
Contract assets	1,669	2,364
Inventories	6,940	1,177
Prepaid expenses and other current assets	5,418	4,797
Total current assets	136,173	133,250
Property and equipment, net	6,345	8,789
Operating lease right-of-use assets	9,889	12,210
Goodwill	32,759	19,622
Intangible assets, net	20,178	8,400
Deferred income taxes, non-current	2,664	1,802
Other non-current assets	6,154	5,800
Total assets	$214,162	$189,873
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,766	$6,346
Contract liabilities	46,095	38,394
Accrued liabilities	10,552	11,387
Operating lease liabilities, current	5,049	5,009
Finance lease obligations, current	4	19
Total current liabilities	71,466	61,155
Deferred income taxes, non-current	938	923
Operating lease liabilities, non-current	5,649	8,597
Finance lease obligations, non-current	2	6
Other non-current liabilities	3,304	3,857
Commitments and contingencies (see Note 11)
Series A convertible preferred stock, no par value	35,459	35,459
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 24,728,532 and 24,010,727 shares outstanding at March 31, 2022 and March 31, 2021, respectively	9,482	9,482
Treasury shares, 6,878,299 and 7,596,104 at March 31, 2022 and March 31, 2021, respectively	(2,063)	(2,278)
Capital in excess of stated value	49,963	37,257
Retained earnings	40,018	35,376
Accumulated other comprehensive (loss) income	(56)	39
Total shareholders' equity	97,344	79,876
Total liabilities and shareholders' equity	$214,162	$189,873

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year Ended
	March 31,
(In thousands)	2022	2021

Operating activities
Net income (loss)	$6,478	$(21,001)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on disposal of property & equipment	195	44
Depreciation	2,210	2,832
Amortization of intangibles	1,654	1,959
Deferred income taxes	(925)	(959)
Share-based compensation	14,549	40,093
Changes in operating assets and liabilities:
Accounts receivable	2,551	10,363
Contract assets	684	(228)
Inventories	(5,764)	2,746
Prepaid expense and other current assets	(484)	(201)
Accounts payable	3,417	(7,016)
Contract liabilities	4,902	(3,971)
Accrued liabilities	146	1,187
Income taxes payable	50	340
Other changes, net	(1,188)	2,219
Net cash provided by operating activities	28,475	28,407
Investing activities
Capital expenditures	(1,197)	(1,389)
Cash paid for business combinations, net of cash acquired	(24,455)	—
Additional investments in corporate-owned life insurance policies	(27)	(2)
Net cash used in investing activities	(25,679)	(1,391)
Financing activities
Preferred stock issuance proceeds, net of issuance costs	—	33,969
Payment of preferred stock dividends	(1,836)	(1,117)
Repurchase of common shares to satisfy employee tax withholding	(3,046)	(7,512)
Principal payments under long-term obligations	(19)	(24)
Net cash (used in) provided by financing activities	(4,901)	25,316
Effect of exchange rate changes on cash	(104)	195
Net (decrease) increase in cash and cash equivalents	(2,209)	52,527
Cash and cash equivalents at beginning of period	99,180	46,653
Cash and cash equivalents at end of period	$96,971	$99,180

AGILYSYS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three months ended		Twelve months ended
(In thousands)	March 31,		March 31,
	2022	2021	2022	2021
Net income (loss)	$1,982	$(24,281)	$6,478	$(21,001)
Income tax expense (benefit)	(232)	(518)	33	(208)
Income before taxes	1,750	(24,799)	6,511	(21,209)
Depreciation of fixed assets	602	672	2,210	2,832
Amortization of internal-use software	577	470	1,654	1,959
Amortization of developed technology acquired	42	—	42	—
Interest income, net	(8)	(24)	(47)	(87)
EBITDA (a)	2,963	(23,681)	10,370	(16,505)
Share-based compensation	3,747	30,781	14,549	40,093
Severance and other charges	398	(233)	1,584	2,529
Other non-operating expense (income)	(197)	50	(145)	338
Legal settlements	598	150	969	200
Adjusted EBITDA (b)	$7,509	$7,067	$27,327	$26,655

(a) EBITDA, a non-GAAP financial measure, is defined as net income (loss) before income taxes, interest expense (net of interest income), depreciation and amortization

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) severance and other charges, iii) impairments, iv) share-based compensation, and v) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three months ended		Twelve months ended
(In thousands, except per share data)	March 31,		March 31,
	2022	2021	2022	2021
Net income (loss) attributable to common shareholders	$1,523	$(24,740)	$4,642	$(23,608)
Amortization of internal-use software	577	470	1,654	1,959
Share-based compensation	3,747	30,781	14,549	40,093
Series A convertible preferred stock issuance costs	—	—	—	1,031
Severance and other charges	398	(233)	1,584	2,529
Legal settlements	598	150	969	200
Income tax adjustments	(717)	(1,190)	(2,584)	(2,710)
Adjusted net income (a)	$6,126	$5,238	$20,814	$19,494

Basic weighted average shares outstanding	24,484	23,574	24,357	23,458
Diluted weighted average shares outstanding	25,317	24,806	25,483	24,016

Adjusted basic earnings per share (b)	$0.25	$0.22	$0.85	$0.83
Adjusted diluted earnings per share (b)	$0.24	$0.21	$0.82	$0.81

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income (loss) attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate. No income tax effect applies to one-time charges when a valuation allowance offsets their related deferred tax assets

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income (loss) divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three months ended		Twelve months ended
(In thousands)	March 31,		March 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$6,660	$13,323	$28,475	$28,407
Capital expenditures	(119)	(313)	(1,197)	(1,389)
Free cash flow (a)	$6,541	$13,010	$27,278	$27,018

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures